Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 204326608SR# 20243615632Date: 09-06-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AULT ALLIANCE, INC.", CHANGING ITS NAME FROM "AULT ALLIANCE, INC." TO "HYPERSCALE DATA, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 2024, AT 10:10 O`CLOCK A.M.AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TENTH DAY OF SEPTEMBER, A.D. 2024 AT 12:01 O'CLOCK A.M.